EXHIBIT 99.2

September 5, 2018

Christopher Maudlin

Dear Chris:

On behalf of Generation Next Franchise Brands, Inc. (the “Company”), it’s my pleasure to outline your joining as a member of the Board of Directors of the Company, subject to approval by the Board of Directors. Your start date will be approximately September 11, 2018 (the “Director Start Date”).

Position: You will be an independent director of the Company, and you will participate in deliberations and actions of the Board of Directors and in that capacity we expect that you will work closely with the other members of the Company's senior executive team. We expect that actual regular meetings of the Board are not likely to occur more frequently than quarterly, and that telephonic or written actions of the Board will take place periodically as may be needed.

Compensation: Your annual retainer will be $24,000, payable $2,000 per month.

Subject to the approval by the Board, you will receive an option on 330,000 shares of common stock (the “Options”) to vest over thirty-six (36) months (“Vesting Period”) according to the schedule described in this paragraph. The Options will bear appropriate federal restrictive legends and one-sixth (1/6) shall vest after six (6) months with the remainder vesting ratably over the remaining thirty (30) months of the Vesting Period. Your Options shall be fixed at an exercise price per share that is equal to the fair market value of the common stock on the date the Board approves the option grant.

If you cease to be a director at any time during the Vesting Period, then you will be entitled to receive all Options that have vested during the Vesting Period and you will lose all rights to unvested Options. Nevertheless, 100% of the then-unvested Options herein contemplated shall immediately vest upon the consummation of a Change of Control.

Director Relationship: Being a director of the Company is for no specific period of time.

The Company will reimburse you for all reasonable travel expenses that you incur in connection with your attendance at meetings of the Board, in accordance with the Company’s expense reimbursement policy as in effect from time to time. In addition, you will receive indemnification as a director of the Company to the maximum extent extended to directors of the Company generally, as set forth in the Company’s articles of  incorporation, bylaws, an indemnification agreement between the Company and you and any director, and directors & officer insurance the Company has secured through its insurance carrier.

Director and Officer Insurance: Company will, at its cost, provide insurance coverage to Directors and Officers with respect to (i) director’s and officer’s liability, and (ii) general liability.

Additional Tasks and Consulting: We anticipate that any additional tasks, outside of traditional activities generally assumed by directors, that we may ask you to perform will be the subject of a separate consulting agreement between the Company and you. However, your role as an independent director could be impacted, depending on the terms and compensation of a consulting engagement.

888.902.7558 ½ www.gennextbrands.com ½ info@gennextbrands.com

2620 Financial Court, #100, San Diego, CA 92117

Interpretation, Amendment and Enforcement: This agreement constitutes the complete agreement between you and the Company, contains all of the terms of your acceptance as a director the Company and supersedes any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. This agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this agreement or arising out of, related to, or in any way connected with, this agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in San Diego County, California in connection with any dispute or any claim related to any dispute.

In accepting this offer, you are representing to us that (i) you do not know of any conflict which would restrict your service on the Board and (ii) you will not provide the Company with any documents, records, or other confidential information belonging to other parties.

Service for Others: You will be free to represent or perform services for other persons during the term of this agreement. However, you agree that you do not presently perform and do not intend to perform, during the term of this agreement, similar duties, consulting or other services for companies whose businesses whose businesses are or would be, in any way, competitive with the Company (except for companies previously disclosed by you to the Company in writing). Should you propose to perform similar duties, consulting or other services for any such company, you agree to notify the Company in writing in advance (specifying the name of the organization for whom you propose to perform such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with areas of interest to the Company.

Name Use: The Company will not use your name in connection with any marketing, sales or public relations materials unless you will provide your approval and consent to using your name in any of the foregoing.

No Assignment: Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you without the prior written consent of the Company.

Confidential Information: In consideration of your access to the premises of the Company and/or you access to certain Confidential Information of the Company, in connection with your business relationship with the Company, you hereby represent and agree as follows:

Definition. For purposes of this Agreement the term “Confidential Information” means:

i.	Any information which the Company possesses that has been created, discovered or developed by or for the Company, and which has or could have commercial value or utility in the business in which the Company is engaged; or

ii.	Any information that is related to the business of the Company and is generally not known by non-Company personnel.

iii.	By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

Exclusions. Notwithstanding the foregoing, the term Confidential Information shall not include:

i.	Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Agreement, or any other agreement requiring confidentiality between the Company and you;

888.902.7558 ½ www.gennextbrands.com ½ info@gennextbrands.com

2620 Financial Court, #100, San Diego, CA 92117

ii.	Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

iii.	Information known by you prior to receipt of such information from the Company, which prior knowledge can be documented.

Documents. You agree that, without the express written consent of the Company, you will not remove from the Company's premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same. In the event you receive any such documents or items by personal delivery from any duly designated or authorized personnel of the Company, you shall be deemed to have received the express written consent of the Company. In the event that you receive any such documents or items, other than through personal delivery as described in the preceding sentence, you agree to inform the Company promptly of your possession of such documents or items. You shall promptly return any such documents or items, along with any reproductions or copies to the Company upon the Company's demand, upon termination of this Agreement, or upon your termination or Resignation, as defined herein.

No Disclosure. You agree that you will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company. You further agree that you will not use any Confidential Information without the prior written consent of the Company, except as may be necessary in the course of your business relationship with the Company, and that the provisions of this paragraph shall survive termination of this Agreement.

Termination and Resignation: Your membership on the Company’s Board may be terminated for any or no reason at a meeting called for the purpose of the election of directors by a vote of the stockholders holding at least a majority of the shares of the Company’s issued and outstanding shares entitled to vote. Your membership on a Board committee may be terminated for any or no reason at any meeting of the Board by or by written consent of, a majority of the Board at any time. You may also terminate your membership on the Board or on a committee for any or no reason by delivering your written notice of resignation to the Company (“Resignation”), and such Resignation shall be effective upon the time specified therein or, if no time is specified, upon receipt of the notice of resignation by the Company. Upon the effective date of the termination or Resignation, your right to compensation hereunder will terminate subject to the Company's obligations to pay you any cash compensation (or equivalent value in Company Common Stock) that you have already earned and to reimburse you for approved expenses already incurred in connection with your performance of your Duties as of the effective date of such termination or Resignation.

Governing Law. All questions with respect to the construction and/or enforcement of this Agreement, and the rights and obligations of the parties hereunder, shall be determined in accordance with the law of the State of Nevada applicable to agreements made and to be performed entirely in the State of Nevada.

Entire Agreement; Amendment; Waiver; Counterparts: This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Nothing in this letter should be construed as an offer of employment. Any term of this agreement may be amended and observance of any term of this agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of agreement. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

888.902.7558 ½ www.gennextbrands.com ½ info@gennextbrands.com

2620 Financial Court, #100, San Diego, CA 92117

Your joining the board of directors is contingent upon your providing legal proof of your identity and authorization to completion of standard due diligence and background checks. Your signature on the offer will provide consent for the Company to conduct a background check.

We are excited to have you join our Company’s board of directors and hope that you will accept our offer. This offer, if not accepted, will expire at the close of business on September 15th, 2018.

If you have any questions, please contact me at (858) 210-4203

Sincerely,

Generation Next Franchise Brands, Inc.

By:	/s/ Nicholas Yates
Name:	Nicholas Yates
Title:	Founder and Chairman

888.902.7558 ½ www.gennextbrands.com ½ info@gennextbrands.com

2620 Financial Court, #100, San Diego, CA 92117